EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Anicom, Inc. on Form S-3/A (File Nos. 333-41225, 333-30791 and 333-14719) and
Form S-8 (File Nos. 333-34357 and 333-01602) of our report, dated March 30, 1998 on our audits of the consolidated financial statements and financial statement schedule of Anicom, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the 1997 Annual Report on Form 10-K.




/S/ Coopers & Lybrand L.L.P.

Chicago, Illinois
March 31, 1998